Exhibit 99.2

Press Release For Immediate Release	Contact: Christopher D. Myers President and CEO (909) 980-4030

CVB Financial Corp. to Meet with Investors in New York City

Ontario, CA, December 2, 2014 – Christopher D. Myers, President and Chief Executive Officer of CVB Financial Corp., will be hosting one-on-one meetings with various investors arranged by Barclays in New York City on Thursday, December 4, 2014.

Mr. Myers’ presentation will be available on CVB Financial Corp.’s website at www.cbbank.com under the “Investors” tab for 90 days.

Corporate Overview

CVB Financial Corp. is the holding company for Citizens Business Bank. The Bank is the largest financial institution headquartered in the Inland Empire region of Southern California with assets of $7.4 billion. Citizens Business Bank serves 42 cities with 40 Business Financial Centers, six Commercial Banking Centers, and three trust office locations serving the Inland Empire, Los Angeles County, Orange County, San Diego County, and the Central Valley areas of California.

Shares of CVB Financial Corp. are listed on the NASDAQ under the ticker symbol “CVBF.” For investor information on CVB Financial Corp. and Citizens Business Bank, visit our Citizens Business Bank website at www.cbbank.com and click on the “Investors” tab.